Exhibit 23.1
NETHERLAND, SEWELL
& ASSOCIATES, INC.
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the reference to our audit report for Seneca Resources Corporation dated October 16, 2008, appearing in this National Fuel Gas Company Current Report on Form 8-K, which includes updates to the National Fuel Gas Company Annual Report on Form 10-K for the fiscal year ended September 30, 2008, as amended.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (Scott) Rees III, P. E.
C.H. (Scott) Rees III, P. E.
Chairman and Chief Executive Officer

Dallas, Texas
March 17, 2009